Exhibit 10.31

GREEN BRICK PARTNERS, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN
STOCK BONUS AWARD AGREEMENT

This Stock Bonus Award Agreement (this “Agreement”), made as of the 9th day of November 2015 by and between Green Brick Partners, Inc., a Delaware corporation (the “Company”), and Jed Dolson (the “Participant”), evidences the grant by the Company of an Award of Common Stock to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Company’s 2014 Omnibus Equity Incentive Plan (the “Plan”). Unless otherwise provided herein, all capitalized terms shall have the same meaning as set forth in the Plan. The Company and the Participant agree as follows:
WHEREAS, on October 27, 2014, the Company and the Participant entered into an employment agreement (the “Employment Agreement”) pursuant to which the Participant was awarded a one-time special bonus equal to $1,250,000 (the “Special Bonus”), which vests in four substantially equal installments beginning on October 27, 2014 and on each of the first three anniversaries thereof;
WHEREAS, Section 2(c)(iii) of the Employment Agreement provides that the Special Bonus shall be payable in cash or shares of Common Stock, as determined by the Committee in its sole discretion; and
WHEREAS, pursuant to the authority granted to the Committee in its charter, the Committee has considered the allocation of the Special Bonus and deems it advisable and in the best interests of the Company and its shareholders that the installment of the Special Bonus that vested on October 27, 2015 (the “2015 Installment”) shall be payable in cash and in a number of shares of Common Stock as set forth herein.
1.Basis for Award. This Stock Bonus Award (as defined below) is made under Section 10 of the Plan for services rendered to the Company by the Participant.
2.Stock Awarded. The Company hereby awards to the Participant 19,434 shares of Common Stock subject to the terms and conditions set forth in the Plan and this Agreement (the “Stock Bonus Award”).
3.Vesting. The Stock Bonus Award is 100% vested and non-forfeitable.
4.Compliance with Laws and Regulations. The transfer of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such transfer.
5.Tax Withholding. The Company shall have the right, and is hereby authorized, to withhold the amount of any applicable withholding taxes in respect of the 2015 Installment, including in respect of the Stock Bonus Award granted hereunder, from the portion of the 2015 Installment payable to the Participant in cash.
6.Nontransferability. Except as otherwise provided in the Plan, the Stock Bonus Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
7.Representations and Warranties of Participant. The Participant represents and warrants to the Company that:
(a)Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Stock Bonus Award or disposition of such shares of Common Stock and that the Participant should consult a tax adviser prior to such time.

(b)Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company to effectuate the transfer of the Common Stock underlying the Stock Bonus Award or as otherwise contemplated by this Agreement or the Plan.
8.Governing Law; Modification. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles. The terms of this Agreement may not be modified or waived except in writing signed by both parties that expressly refers to the term being waived or modified.
9.Plan. The terms and provisions of the Plan are incorporated herein by this reference and the Participant hereby, acknowledges receiving the copy of the Plan. Except as otherwise specifically provided herein, this Award shall be subject to all of the terms of the Plan. If the provisions of this Agreement conflict with the discretionary terms of the Plan, the Agreement shall govern and control.
10.Counterparts/Facsimile. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies or other reproduction of the parties’ signatures shall have the same force and effect as original signatures.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

GREEN BRICK PARTNERS, INC.

By: /s/ Jim Brickman
Name: Jim Brickman
Title: CEO

PARTICIPANT

/s/ Jed Dolson
Name: Jed Dolson

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